- --------------------------------------------------------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                   AMERICAN TISSUE - GILPIN REALTY CORPORATION

                      Under Section 805 of the Business Corporation Law

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                                                            [STAMP]
                                                       STATE OF NEW YORK
                                                       DEPARTMENT OF STATE
                                                       FILED NOV 22 1995

FILED BY:  Mary Pat Joy
           Corporation Service Company
           4 Central Avenue
           Albany, NY 12210

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                   AMERICAN TISSUE - GILPIN REALTY CORPORATION

               (Under Section 805 of the Business Corporation Law)


The undersigned, Mehdi Gabayzadeh, Executive Vice-President and Secretary of American Tissue - Gilpin Realty Corporation certifies and sets forth:

     1. The name of the Corporation is American Tissue - Gilpin Realty Corporation.

     2. The date that the Certificate of Incorporation of American Tissue - Gilpin Realty Corporation was filed by the Department of State is the 1st day of August, 1991, under the original name American Tissue Realty Corporation.

     3. The Certificate of Incorporation is hereby amended, pursuant to Section 801(b)(1) of the Business Corporation Law, to effect a change in the name of the Corporation.

     4. Paragraph First of the Certificate of Incorporation of American Tissue - Gilpin Realty Corporation is hereby amended to read as follows:

     "The name of the Corporation is Gilpin Realty Corp."

     5. This change to the Certificate of Incorporation of American Tissue - Gilpin Realty Corporation was authorized by the resolution of all the Directors and all of the Shareholders of the Corporation, dated November 1, 1995.

     In witness whereof, the undersigned, who affirms that the statements made herein are true under the penalties of perjury, has executed this certificate this 10th day of November, 1995.

                                               /s/ Mehdi Gabayzadeh
                                               ------------------------
                                               Mehdi Gabayzadeh,
                                               Executive Vice-President
                                               and Secretary

                                                   [NOTARY STAMP]
                                                ROBERT JOSEPH KNOPF
                                                Notary Public, State of N.Y.
                                                       No. 4627472
                                                Qualified in Suffolk County
                                               Commission Expires: June 30, 1996

                          CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN TISSUE REALTY CORPORATION

                Under Section 402 of the Business Corporation Law


     The undersigned, being a natural person of at least eighteen years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

     FIRST: The name of the corporation is American Tissue Realty Corporation (hereinafter called the "Corporation").

     SECOND: The Corporation is formed for the following purpose:

     To engage in any lawful act or activity for which Corporations may be organized under the Business Corporation Law, provided, however, that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without first obtaining consent of such body.

     THIRD: The county in which the Corporation is to be located is Suffolk County, State of New York.

     FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is two hundred (200), all of which are without par value, all of which are of the same class, and all of which are to be designated as Common Shares.

     FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

         Rivkin, Radler, Bayh, Hart & Kremer
         EAB Plaza
         Uniondale, New York 11556

         Attention: Brian Sahn, Esq.

     SIXTH: No holder of any of the shares of any class or the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire, any shares of any class of the Corporation which the Corporation proposes to issue, or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities or obligations of the Corporation which carry any rights to subscribe for, purchase or otherwise acquire, shares of any class of the Corporation; and any and all of such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, Corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any portion thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of the matters, proceedings or transactions specified in subparagraphs (1) to (6), inclusive, of paragraphs (e) of Section 622 of the Business Corporation Law.

     SEVENTH: The liability of any director of the Corporation shall be limited to the fullest extent permitted by Section 402(b) of the Business Corporation Law, as it is now in effect and as it may from time to time be amended.

     EIGHTH: Except as otherwise specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the Corporation, upon its shareholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification, as the same are conferred by the Business Corporation Law.

     IN WITNESS WHEREOF, I have signed this certificate this 25th day of July, 1991 affirming that the statements made herein are true under the penalties of perjury.

                                                       /s/ Brian Sahn
                                                       -------------------------
                                                       BRIAN SAHN, ESQ.
                                                       Rivkin, Radler, Bayh,
                                                       Hart & Kremer
                                                       EAB Plaza
                                                       Uniondale, New York 11556

                          CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN TISSUE REALTY CORPORATION










                                      FILED BY:  BRIAN SAHN, ESQ.
                                                 Rivkin, Radler, Bayh,
                                                 Hart & Kremer
                                                 EAB Plaza
                                                 Uniondale, New York 11556-0111

                                                      [STAMP]
                                                 STATE OF NEW YORK
                                                 DEPARTMENT OF STATE
                                                 FILED AUG 1 1991

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN TISSUE REALTY CORPORATION












                                      FILED BY:  BRIAN SAHN, ESQ.
                                                 Rivkin, Radler, Bayh,
                                                 Hart & Kremer
                                                 EAB Plaza
                                                 Uniondale, New York 11556-0111

                                                      [STAMP]
                                                 STATE OF NEW YORK
                                                 DEPARTMENT OF STATE
                                                 FILED AUG 21 1991

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN TISSUE REALTY CORPORATION



     The undersigned, Sole Incorporator of American Tissue Realty Corporation, a New York corporation (the "Corporation"), hereby certifies as follows:

     1. The Corporation's name is American Tissue Realty Corporation.

     2. The Certificate of Incorporation of the Corporation was filed with the Department of State on August 1, 1991.

     3. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 801 of the Business Corporation Law to effect the following change: to change the name of the Corporation from American Tissue Realty Corporation to American Tissue - Gilpin Realty Corporation

     4. To effect the foregoing, the Corporation's Certificate of Incorporation is amended as follows:


          Existing paragraph FIRST is deleted and the following substituted therefor:

          "FIRST: The name of the Corporation is American Tissue - Gilpin Realty Corporation

     5. The amendment to the Certificate of Incorporation was authorized by the corporation's incorporator, there being no officers, no directors, no shareholders of record, or subscribers for shares whose subscriptions have been accepted.

     IN WITNESS WHEREOF, the undersigned has executed and signed this certificate and affirms the statements contained herein are true under penalty of perjury as of August 7, 1991.

                                  /s/ Brian Sahn
                                  -----------------------------
                                  Brian Sahn
                                  Sole Incorporator